EXHIBIT 99.1

Rocky Mountain Chocolate Factory Reports Fiscal Fourth Quarter and Full Year 2023 Financial Results

- Unveils Strategic Transformation Plan to Accelerate Growth and Profitability -

- New Investor Presentation Published on the Company’s Website -

DURANGO, CO / May 24, 2023 / - Rocky Mountain Chocolate Factory, Inc. (Nasdaq: RMCF) (the "Company", “we” or "RMCF"), a leading manufacturer and international franchiser of gourmet chocolates and other confectionary products, today reported financial and operating results for the three months and full year ended February 28, 2023. The Company will hold its conference call today at 8:30 a.m. Eastern time.

“After spending the past several months conducting a full review of our business, I’m excited to announce and roll out our Strategic Transformation Plan,” said Rob Sarlls, CEO of Rocky Mountain Chocolate Factory. “The plan is designed to streamline end-to-end operations and exit non-core businesses, revitalize the in-store experience, revamp and expand our digital presence and elevate the Rocky Mountain Chocolate Factory brand. The three-part plan will be executed over the next 3-5 years, establishing Rocky Mountain Chocolate as America’s preferred premium chocolatier with first-class manufacturing and omni-channel retail.

“We have already taken bold steps to transform the business. In addition to attracting talented and experienced senior and mid-level executives, we completely exited the yogurt business, right sized our inventory levels and eliminated many slow-moving SKUs. We have also improved our franchise relations by establishing a Franchisee Advisory Council and completing in-person visits to 50 RMCF stores in 50 weeks. With respect to the store visits, it was an honor and pleasure to meet a large universe of our dedicated franchisees, as well as their hard-working and passionate staffers. I look forward to discussing our plans in more depth, and reporting on our continued progress, to all Rocky Mountain Chocolate Factory stakeholders over the coming periods, as we work to take the business to new and exciting levels of growth and profitability.”

Recent U-Swirl Divestiture

On February 24, 2023, and May 1, 2023, the Company completed the sale of its U-Swirl Company-owned locations and U-Swirl franchise rights, respectively. As a result, the historical and current results of U-Swirl operations are reported as discontinued operations. Therefore, for all periods presented in this release, all figures incorporate these changes and reflect continuing operations only, unless otherwise noted.

Fiscal Q4 2023 Results vs. Year-Ago Quarter

●	Total revenue increased 5% to $8.1 million compared to $7.8 million. The increase was driven primarily by higher pricing, partially offset lower pound volume. Systemwide revenue per store was up 1.5%.

●

Total factory and retail gross profit decreased to $0.1 million compared to $0.9 million, with gross margin of 1.2% compared to 14.7%. The decrease was primarily due to the Company writing off $0.6 million of obsolete inventory as a result of undertaking an aggressive effort to rationalize the products it offers and to reduce total inventory levels.

●

Total operating expenses increased to $10.1 million compared to $7.2 million. The increase was primarily driven by one-time items, including costs associated with the solicitation of proxies and severance payments. Excluding these non-recurring items, fiscal Q4 operating expenses were $8.5 million.

●	Net loss from continuing operations increased to $1.9 million or $(0.29) per share, compared to net income from continuing operations of $0.4 million or $0.06 per share.

●	Adjusted EBITDA (a non-GAAP measure defined below) was $0.1 million compared to $1.0 million, with the decrease primarily driven by the aforementioned inventory write-down.

●	Cash generated from operations was $1.5 million compared to $2.0 million.

Fiscal Year 2023 Results vs. Fiscal Year 2022

●	Total revenue increased 3% to $30.4 million compared to $29.5 million.

●

Total factory and retail gross profit was $4.0 million compared to $4.9 million, with gross margin of 16.4% compared to 20.9%. The decrease was primarily due to lower production volumes, expenses associated with obsolete inventory and higher costs of raw materials.

●

Total operating expenses increased to $35.3 million compared to $30.2 million. Excluding one-time costs, including those related to the solicitation of proxies and severance payments, fiscal year 2023 operating expenses were $29.2 million.

●	Net loss from continuing operations increased to $5.5 million or $(0.88) per share, compared to net loss from continuing operations of $0.5 million or $(0.08) per share.

●	Adjusted EBITDA (a non-GAAP measure defined below) was $2.6 million compared to $4.1 million.

●	Cash used from operations was $2.1 million compared to cash generated from operations of $2.9 million.

●	Inventory as a percentage of Factory Sales was reduced to 15.6% compared to 19.2% -- the lowest in ten years.

Strategic Transformation Plan

Key Pillars

Rocky Mountain Chocolate Factory’s management team and board of directors are excited to unveil its plan to accelerate growth and profitability. After undergoing a full strategic review, a three-part transformation plan has been devised:

1.

Do More with Less: Several opportunities in the Company’s retail and factory businesses have been identified to increase manufacturing and labor productivity, improve product consistency, reduce waste, and streamline its transportation and logistics. From a retail perspective, the company is focused on improving its franchisee relations and the consistency of its offerings, services and in-store experiences.

2.

Simplify and Focus: The Company is exiting non-core businesses and focusing on high volume SKUs. In addition, RMCF is right sizing the brick-and-mortar footprint by eliminating 25-35 underperforming stores. New and/or upgraded technological infrastructure will also enable the Company to make better data-driven decisions at both the factory and retail level.

3.

Amplify and Elevate: The Company intends to revitalize its image by rebranding and working with franchisees to upgrade stores, invest in the omni-channel experience, and roll out new products. The Company also plans to work with multi-unit operators to add 75-100 new stores in highly visible and trafficked locations, while selectively introducing a new premium store concept in top US luxury retail markets.

Multi-Year Outcomes

The Company is intently focused on executing its plan over the next 3-5 years. In addition to accelerating growth and profitability, the Company intends to achieve the following milestones:

●	Firmly establish Rocky Mountain Chocolate as America’s preferred premium chocolatier with first-class manufacturing and omni-channel retail.

●	More than double chocolate revenue and factory pound volume.

●	Establish a network of 250+ revitalized chocolate shops doing over $800k revenue per store – doubling annual system-wide sales.

●	Increase e-commerce sales to approximately 10% of the total revenue mix (currently less than 2%).

●	Restore factory gross margins to 25-30% levels.

●	Drive operating leverage through better efficiencies and more cost-effective 3rd party supplier partners, leading to $1.2 million of annualized cost savings in the next 18 months.

●	Launch a subset of premium-plus, company-owned stores, providing an additional value-creation channel.

For a full review of the Company’s Strategic Transformation Plan, goals and KPIs, please join tomorrow’s conference call and click here to access the Company’s new investor presentation.

Conference Call Information

The Company will conduct a conference call on May 24, 2023 at 8:30 a.m. Eastern time to discuss its financial results and the new Strategic Transformation Plan. A question-and-answer session will follow management’s opening remarks. The conference call details are as follows:

Date: Wednesday, May 24, 2023

Time: 8:30 a.m. Eastern time

Dial-in registration link: here

Live webcast registration link: here

Please dial into the conference call 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact the company’s investor relations team at RMCF@elevate-ir.com.

Non-GAAP Financial Measures

To supplement RMCF’s consolidated financial statements, which are prepared and presented in accordance with GAAP, RMCF provides investors with certain non-GAAP financial measures, such as adjusted EBITDA. The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Adjusted EBITDA, a non-GAAP financial measure, is computed by adding depreciation and amortization, stock-based compensation expenses, costs associated with non-recurring expenses (which include costs associated with proxy contests and related matters, costs associated with the departure of executive officers, costs recognized to retain new executive officers, event specific inventory disposal costs, and gains and losses associated with long-lived asset sales and impairment) to GAAP income (loss) from operations.

This non-GAAP financial measure may have limitations as an analytical tool, and this measure should not be considered in isolation or as a substitute for analysis of results as reported under GAAP. Management uses adjusted EBITDA because it believes that adjusted EBITDA provides additional analytical information on the nature of ongoing operations excluding expenses not expected to recur in future periods, non-cash charges and variations in the effective tax rate among periods. Management believes that adjusted EBITDA is useful to investors because it provides a measure of operating performance and its ability to generate cash that is unaffected by non-cash accounting measures and non-recurring expenses. However, due to these limitations, management uses adjusted EBITDA as a measure of performance only in conjunction with GAAP measures of performance such as income from operations and net income. Reconciliations of this non-GAAP measure to its most comparable GAAP measure are included at the end of this press release.

About Rocky Mountain Chocolate Factory, Inc.

Rocky Mountain Chocolate Factory, Inc., (the "Company"), ranked number one on Newsweek's list of "America's Best Retailers 2022" in the chocolate and candy stores category and headquartered in Durango, Colorado, is a leading international franchiser of gourmet chocolate and confection stores and a manufacturer of an extensive line of premium chocolates and other confectionery products. The Company, its subsidiaries, franchisees and licensees currently operate over 270 Rocky Mountain Chocolate Factory stores across the United States, the Republic of Panama, and The Republic of the Philippines. The Company's common stock is listed on the Nasdaq Global Market under the symbol "RMCF."

Forward-Looking Statements

This press release includes statements of our expectations, intentions, plans and beliefs that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are intended to come within the safe harbor protection provided by those sections. These forward-looking statements involve various risks and uncertainties. The statements, other than statements of historical fact, included in this Quarterly Report are forward-looking statements. Many of the forward-looking statements contained in this document may be identified by the use of forward-looking words such as "will," "intend," "believe," "expect," "anticipate," "should," "plan," "estimate," "potential," or similar expressions. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future - including statements expressing general views about future operating results - are forward-looking statements. Management of the Company believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date of this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause our Company’s actual results to differ materially from historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to: inflationary impacts, the impacts of the COVID-19 pandemic on our business, the outcome of legal proceedings, changes in the confectionery business environment, seasonality, consumer interest in our products, the success of our frozen yogurt business, receptiveness of our products internationally, consumer and retail trends, costs and availability of raw materials, competition, the success of our co-branding strategy, the success of international expansion efforts and the effect of government regulations. For a detailed discussion of the risks and uncertainties that may cause our actual results to differ from the forward-looking statements contained herein, please see the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, each filed with the Securities and Exchange Commission.

Investor Contact

Sean Mansouri, CFA

Elevate IR

720-330-2829

RMCF@elevate-ir.com

Media Contact

Rob Swadosh

SwadoshGroup

908-723-2845

Rob.swadosh.swadoshgroup@gmail.com

STORE INFORMATION

	New stores opened during
	the three months ended	Stores open as of
	February 28, 2023	February 28, 2023
United States
Rocky Mountain Chocolate Factory
Franchise Stores	1	153
Company-Owned Stores	0	1
Co-brand Stores	1	111
International License Stores	0	4
Total	2	269

SELECTED BALANCE SHEET DATA

(in thousands)

(unaudited)

	February 28, 2023	February 28, 2022
Current Assets	$11,205	$14,998
Total Assets	21,987	26,881
Current Liabilities	5,010	5,312
Total Liabilities	7,617	7,481
Stockholder's Equity	$14,370	$19,400

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended February 28,		Three Months Ended February 28,
	2023	2022	2023	2022
Revenues
Factory sales	$6,121	$5,796	75.1%	74.3%
Royalty and marketing fees	1,700	1,626	20.9%	20.9%
Franchise fees	57	43	0.7%	0.6%
Retail sales	270	331	3.3%	4.2%
Total Revenues	8,148	7,796	100.0%	100.0%

Costs and expenses
Cost of sales	6,312	5,228	77.5%	67.1%
Franchise costs	481	374	5.9%	4.8%
Sales and marketing	578	389	7.1%	5.0%
General and administrative	2,603	982	31.9%	12.6%
Retail operating	90	172	1.1%	2.2%
Depreciation and amortization, exclusive of depreciation and amortization expense of $166 and $156 included in cost of sales, respectively	32	29	0.4%	0.4%
Total Costs and Expenses	10,096	7,174	123.9%	92.0%

Income (loss) from operations	(1,948)	622	-23.9%	8.0%

Other income
Interest expense	(6)	-	-0.1%	0.0%
Interest income	12	2	0.1%	0.0%
Gain on insurance recovery	-	-	0.0%	0.0%
Other Income, net	6	2	0.1%	0.0%

Income (loss) before income taxes	(1,942)	624	-23.8%	8.0%

Provision for income taxes	(88)	243	-1.1%	3.1%

Net income (loss) from continuing operations	(1,854)	381	-22.8%	4.9%

Net income (loss) from discontinued operations, net of tax	141	(22)
Consolidated Net (Loss) Earnings	(1,713)	359
Basic Earnings (loss) Per Common Share
Loss from continuing operations	$(0.29)	$0.06
Earnings (loss) from discontinued operations	$0.02	$-
Net Earnings	$(0.27)	$0.06

Diluted Earnings (loss) Per Common Share
Loss from continuing operations	$(0.29)	$0.06
Earnings (loss) from discontinued operations	$0.02	$-
Net Earnings	$(0.27)	$0.06

Weighted Average Common Shares Outstanding	6,247,414	6,179,805

Dilutive Effect of Employee Stock Awards	-	106,084

Weighted Average Common Shares Outstanding, Assuming Dilution	6,247,414	6,285,889

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Twelve Months Ended February 28,		Twelve Months Ended February 28,
	2023	2022	2023	2022
Revenues
Factory sales	$23,372	$22,374	76.8%	75.9%
Royalty and marketing fees	5,771	5,774	19.0%	19.6%
Franchise fees	204	180	0.7%	0.6%
Retail sales	1,085	1,160	3.6%	3.9%
Total Revenues	30,432	29,488	100.0%	100.0%

Costs and expenses
Cost of sales	20,455	18,611	67.2%	63.1%
Franchise costs	1,826	1,915	6.0%	6.5%
Sales and marketing	2,060	1,475	6.8%	5.0%
General and administrative	10,326	7,456	33.9%	25.3%
Retail operating	537	607	1.8%	2.1%
Depreciation and amortization, exclusive of depreciation and amortization expense of $646 and $621 included in cost of sales, respectively	119	119	0.4%	0.4%
Total Costs and Expenses	35,323	30,183	116.1%	102.4%
		-
Income (loss) from operations	(4,891)	(695)	-16.1%	-2.4%

Other income
Interest expense	(10)	-	0.0%	0.0%
Interest income	26	11	0.1%	0.0%
Gain on insurance recovery	-	167	0.0%	0.6%
Other Income, net	16	178	0.1%	0.6%

Income (loss) before income taxes	(4,875)	(517)	-16.0%	-1.8%

Provision for income taxes	614	(17)	2.0%	-0.1%

Net loss from continuing operations	(5,489)	(500)	-18.0%	-1.7%

Net income from discontinued operations, net of tax	(192)	158
Consolidated Net Loss	(5,681)	(342)
Basic Earnings (loss) Per Common Share
Loss from continuing operations	$(0.88)	$(0.08)
Earnings (loss) from discontinued operations	$(0.03)	$0.02
Net Earnings	$(0.91)	$(0.06)

Diluted Earnings (loss) Per Common Share
Loss from continuing operations	$(0.88)	$(0.08)
Earnings (loss) from discontinued operations	$(0.03)	$0.02
Net Earnings	$(0.91)	$(0.06)

Weighted Average Common Shares Outstanding	6,226,279	6,140,687

Dilutive Effect of Employee Stock Awards	-	-

Weighted Average Common Shares Outstanding, Assuming Dilution	6,226,279	6,140,687

GAAP RECONCILIATION

ADJUSTED EBITDA

(in thousands)
(unaudited)

	Three Months Ended February 28,
	2023	2022	Change
GAAP: Income from Operations	$(1,948)	$622	n/m
Depreciation and Amortization	198	185
Stock-Based Compensation Expense	179	126
Costs associated with non-recurring expenses (1)	1,627	96
Non-GAAP, adjusted EBITDA	$56	$1,029	-94.6%

	Twelve Months Ended February 28,
	2023	2022	Change
GAAP: Income (loss) from Operations	$(4,891)	$(695)	n/m
Depreciation and Amortization	765	740
Stock-Based Compensation Expense	651	835
Costs associated with non-recurring expenses (1)	6,092	3,226
Non-GAAP, adjusted EBITDA	$2,617	$4,106	-36.3%

(1) Non-recurring expenses include costs associated with the departure of the former Chief Executive Officer and Senior Vice President – Sales and Marketing, the retention of a new Chief Executive Officer and Chief Financial Officer, costs associated with a stockholder’s contested solicitation of proxies and event specific inventory disposal costs.